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                                                                    Exhibit 99.2

[LOGO & NASDAQ LETTERHEAD]
NASDAQ



Douglas D. McKenney, CFA
Director
Listing Qualifications
The Nasdaq Stock Market, Inc.
(301) 978-8011

BY FACSIMILE AND FIRST CLASS MAIL
---------------------------------

February 18, 2005

Michael R. Burris
Senior Vice President - Finance
and Chief Financial Officer
Benihana Inc.
8685 Northwest 53rd Terrace
Miami, Florida 33166

Re:     Benihana Inc. (the "Company")
        Nasdaq Symbol: BNHN

Dear Mr. Burris:

Pursuant to Rule 10-01(d) under Regulation S-X of the Securities and Exchange Commission ("SEC"), registrants are required to obtain reviews of interim financial information by their independent auditors prior to the filing of their Form 10-Q with the SEC. The reviews must be conducted by the Company's independent auditors in accordance with Statement on Auditing Standards No. 100, as amended. In Part I of the Company's Form 10-Q for the period ended October 31, 2004, the Company disclosed, "The Company's registered independent public accountants have not completed their review of the financial statements that accompany this Form 10-Q." Because the Company did not obtain this review, the Company does not comply with Marketplace Rule 4310(c)(14).(1)

Accordingly, the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on March 1, 2005, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series, as described below.

As a result of the Company's filing delinquency, the fifth character "E" will be appended to its trading symbols. Accordingly, the trading symbols for the Company's securities will be changed

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(1) Marketplace Rule 4310(c)(14) states that "[t]he issuer shall file with
Nasdaq three (3) copies of all reports and other documents filed or required to be filed with the Commission. This requirement is considered fulfilled for purposes of this paragraph if the issuer files the report or document with the Commission through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system. An issuer that is not required to file reports with the Commission shall file with Nasdaq three (3) copies of reports required to be filed with the appropriate regulatory authority. All required reports shall be filed with Nasdaq on or before the date they are required to be filed with the Commission or appropriate regulatory authority. Annual reports filed with Nasdaq shall contain audited financial statements."

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Michael R. Burris
February 18, 2005
Page 2


from BNHN to BNHNE and BNHNA to BNHAE at the opening of business on February 23, 2005.

In addition, our records indicate that the Company has not yet paid its annual fee in the amount of $24,500, which was due as of January 14, 2005(2) in accordance with Marketplace Rule 4500 Series. Therefore, the Company does not comply with Marketplace Rule 4310(c)(13)(3) and it must either pay the fees within the next seven calendar days or disclose this as an additional basis for delisting in its press release as described below. If the Company determines to pay the fees prior to the issuance of its press release, it must provide documentation to the Hearings Group evidencing payment.

Marketplace Rule 4815(b) requires that the Company, as promptly as possible but no later than seven calendar days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.(4) The Company must provide a copy of this announcement to Nasdaq's StockWatch Department and Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.(5) For your convenience, we have enclosed a list of news services. In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities, even if the Company appeals Staff's determination to a Nasdaq Listing Qualifications Panel (the "Panel") as described below.

Please be advised that Marketplace Rule 1815(b) does not relieve the Company of its obligation to disclose Staff's determination under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of a delisting notification within four business days.(6) Accordingly, the Company should consult with counsel regarding its disclosure and other

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(2) The fees are due immediately upon receipt of the invoice and are now over 30 days past due. To satisfy the Company's outstanding fee balance, please reference your customer number, IRS 100021480, and invoice number 0105NA110201 and submit payment (separate from any Hearings fee) by wire transfer as follows:

                Bank: Riggs National Bank, Washington, D.C.
                ABA Number: 054000030
                Beneficiary: Nasdaq
                Account Number: 08362559

(3) Marketplace Rule 4310(c)(13) state "[t]he issuer shall pay the Nasdaq Issuer Quotation fee described in the Rule 4500 Series."
(4) The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.
(5) This notice should be provided to the attention of Nasdaq's StockWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), 9509 Key West Avenue, Rockville, Maryland, 20850, and to Nasdaq's Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080). 9600 Blackwell Road, Fifth Floor, Rockville, Maryland 20850.
(6) See, SEC Release No. 34-49424.

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Michael R. Burris
February 18, 2005
Page 3


obligations mandated by law.(7) In addition, Nasdaq posts a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance on our website at WWW.NASDAQ.COM. The Company will be included in this list commencing five business days from the date of this letter.

The Company may appeal Staff's determination to the Panel, pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company's securities pending the Panel's decision. Hearing request should not contain arguments in support of the Company's position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please note that the hearing fee is non-refundable and that the check must be made payable to "The Nasdaq Stock Market, Inc.". The request for a hearing and a copy of the check must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on February 25, 2005. The request must be in writing and faxed, with a copy of the check, to (301) 978-8080, with the original request sent to:

                                 Lanae Holbrook
                                 Chief Counsel
                   Office of Listing Qualifications Hearings
                         The Nasdaq Stock Market, Inc.
                        9600 Blackwell Road, Fifth Floor
                              Rockville, MD 20850

The Company must send the enclosed HEARING FEE PAYMENT FORM with its payment to:

If by Regular Mail(8)                           If by Courier/Overnight
---------------------                           -----------------------
The Nasdaq Stock Market, Inc.                   The Nasdaq Stock Market, Inc.
P.O. Box 7777-W9740                             W9740
Philadelphia, PA 19175-9740            or       C/O Mellon Bank, Rm 3490
                                                701 Market Street
                                                Philadelphia, PA 19106

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(7) Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) _____________, and that its securities are, therefore, subject to delisting from (The Nasdaq National/SmallCap Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.
(8) The P.O. Box address will not accept courier or overnight deliveries.

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Michael R. Burris
February 18, 2005
Page 4


Please not that the delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company's hearing request on or before 4:00 p.m. Eastern Time on February 25, 2005.

Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAQs.stm#hearings.(9) If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

Marketplace Rule 4890 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4890 will be strictly enforced.

If the Company does not appeal Staff's determination to the Panel, the Company's securities will not be immediately eligible to trade on teh OTC Bulletin Board or in the "Pink Sheets." The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared.(10) Only a market maker, not the Company, may file a Form 211.

While the delisting announcement will be included on the "Daily List," which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on February 28, 2005, news of the delisting may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication. Nasdaq strongly recommends that the Company issue a press release announcing the delisting.

If you have any questions, please contact Mike Vasilios, Listing Analyst, at
(301) 978-8083.

Sincerely,

/s/ Douglas D. McKenney
-----------------------

Enclosures

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(9) In particular, please see the following questions pertaining to delinquency:
        In the event a company appeals a staff determination to delist its securities based on a filing delinquency, what information should it present to the Panel?
        In the event an investigation into the issues underlying the filing delinquency has been initiated by the company's board, audit committee or other investigative committee, what information should the company provide to the Panel?
(10) Pursuant to Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

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